Exhibit 4.4

Execution Version

SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 31, 2018, among GFL Environmental Inc., a corporation organized under the laws of the Province of Ontario (“GFL”), the parties that are signatories hereto as Guarantors (each a “Guarantor” and together the “Guarantors”) and Computershare Trust Company, N.A., a national banking association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of Hulk Finance Corp. (“FinCo”) and the Trustee have heretofore executed and delivered an indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”), dated as of May 14, 2018, relating to the issuance of an aggregate principal amount of US$400,000,000 of 7.000% Senior Notes due 2026 (the “Notes”) of the Issuer (as defined in the Indenture);

WHEREAS, FinCo has become a subsidiary of and is winding up into GFL, with GFL continuing as the surviving entity for purposes of the Indenture;

WHEREAS, the parties hereto desire to enter into this First Supplemental Indenture to evidence the assumption by GFL on the wind up of FinCo of all the payment obligations under the Notes and the Indenture;

WHEREAS, the Indenture provides that upon the Escrow Release Date GFL and each Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which GFL shall unconditionally assume FinCo’s Obligations under the Notes and the Indenture, as applicable, and each Guarantor shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.1 of the Indenture, GFL, the Trustee and the Guarantors are authorized to execute and deliver this First Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder; and

WHEREAS, GFL hereby requests that the Trustee join with the Issuer and the Guarantors in the execution of the First Supplemental Indenture.

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      ASSUMPTION OF OBLIGATIONS.  GFL hereby agrees, as of the date hereof, to unconditionally assume FinCo’s Obligations, and hereby assumes FinCo’s Obligations, under the

Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of FinCo under the Indenture and the Notes.

3.                                      AGREEMENT TO GUARANTEE. Each Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees.

4.                                      EXECUTION AND DELIVERY.  (a) GFL agrees that its assumption of all of the payment obligations under the Notes and the Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such assumption of all of the payment obligations under the Notes and the Indenture on the Notes.

(b)                                 Each Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of an endorsement of any notation of such Note Guarantee on any Note.

5.                                      GOVERNING LAW.  THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.                                      COUNTERPARTS.  The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This First Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

9.                                      BENEFITS ACKNOWLEDGED.  (a)  GFL’s assumption of all of the payment obligations under the Notes and the Indenture is subject to the terms and conditions set forth in the Indenture.  GFL acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and

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that its assumption of all of the payment obligations under the Notes and the Indenture and the waivers made by it pursuant to this First Supplemental Indenture are knowingly made in contemplation of such benefits.

(b)                                 Each Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

10.                               SUCCESSORS.  All agreements of GFL and the Guarantors in this First Supplemental Indenture shall bind their successors, except as otherwise provided in this First Supplemental Indenture. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

11.                               RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  May 31, 2018

GFL ENVIRONMENTAL INC.

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President and Chief Executive Officer

GFL INFRASTRUCTURE GROUP INC., as a Guarantor

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President

SERVICES MATREC INC., as a Guarantor

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President

GFL ENVIRONMENTAL USA INC., as a Guarantor

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President

[Signature Page to Supplemental Indenture]

GFL ENVIRONMENTAL REAL PROPERTY, INC., as a Guarantor

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President

[Signature Page to Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

/s/ Michael A. Smith
Name:	Michael A. Smith
Title:	Trust Officer

[Signature Page to Supplemental Indenture]